Exhibit 10.24

SEVENTH AMENDMENT
OF
UNITEDHEALTH GROUP
EXECUTIVE SAVINGS PLAN
(2004 Statement)

WHEREAS, UnitedHealth Group Incorporated, a Delaware corporation (“UnitedHealth Group”) has established and maintains several nonqualified, deferred compensation programs (the “ESP”) for the benefit of a select group of management or highly compensated employees of UnitedHealth Group and certain affiliates of UnitedHealth Group;
WHEREAS, said programs are currently embodied in a single document which is effective January 1, 2004, and which is entitled “UNITEDHEALTH GROUP EXECUTIVE SAVINGS PLAN (2004 Statement)” (hereinafter referred to as the “Plan Statement”);
WHEREAS, the Board of Directors of UnitedHealth Group has delegated to the Compensation and Human Resources Committee of the Board of Directors the power and authority to amend the Plan Statement;
WHEREAS, the Compensation and Human Resources Committee has further delegated its authority to amend the Plan Statement to the Executive Vice President, Human Capital with the exception of amendments that would materially increase the cost of the ESP, and amendments that are required to be adopted by the Board of Directors or the Compensation and Human Resources Committee in order to comply with the requirements of Section 162(m) of the Internal Revenue Code or Section 16 of the Securities Exchange Act of 1934; and
WHEREAS, UnitedHealth Group wishes to amend the Plan Statement effective as of January 1, 2017, to add (i) certain eligible salary grades; and (ii) March Vision Care, Inc. as a participating employer; and
WHEREAS, the Executive Vice President, Human Capital has determined that such amendments will not materially increase the cost of the ESP, and that none of such amendments are required to be adopted by the Board of Directors or the Compensation and Human Resources Committee in order to comply with the requirements of Section 162(m) of the Internal Revenue Code or Section 16 of the Securities Exchange Act of 1934;
NOW, THEREFORE, BE IT RESOLVED, that the Plan Statement is hereby amended as follows:
1.    DEFINITION OF ELIGIBLE GRADE LEVEL. Effective as of January 1, 2017, Section 1.2.10(a) shall be amended and restated to read as follows:
(a)        In General. For regular full-time or part-time employees: the Executive Leadership Team; the Senior Leadership Team; Salary Grades 31, 32, 91, and 92 (but only if base salary is equal to or exceeds any specific compensation criteria established by the Executive Vice President, Human Capital); Medical Director Grades M2, M3 and M4 (but only if base salary is equal to or exceeds any specific compensation criteria established by the Executive Vice President, Human Capital); and Sales Band SSL (but only if base salary is equal to or exceeds any specific compensation criteria established by the Executive Vice President, Human Capital).
2.    SCHEDULE 1. Effective as of January 1, 2017, Schedule 1 shall be amended and restated to read as follows:

SCHEDULE 1

EMPLOYERS PARTICIPATING IN THE
UNITEDHEALTH GROUP EXECUTIVE SAVINGS PLAN
Effective as of January 1, 2017

U.S. Domestic Corporations

1.	United Healthcare Services, Inc.
2.	UHC International Services, Inc.
3.	Health Plan of Nevada, Inc.
4.	Sierra Health and Life Insurance Company, Inc.
5.	Southwest Medical Associates, Inc.
6.	Optum Services, Inc.
7.	Optum360 Services, Inc.
8.	PrimeCare Medical Network, Inc.
9.	Monarch Health Plan
10.	March Vision Care, Inc.